UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2016, director James C. Wheat, III notified the Board of Directors of Dynex Capital, Inc. (“Dynex”) of his decision to not stand for re-election to Dynex's Board of Directors (the “Board”) at the 2017 Annual Meeting of Shareholders in order to focus on other business commitments, with his Board service to end effective as of the close of business on December 31, 2016.  Mr. Wheat’s decision was not a result of any disagreement between Mr. Wheat and Dynex on any matter relating to Dynex’s operations, policies or practices.

Mr. Wheat is a member and Chairman of the Board’s Nominating & Corporate Governance Committee as well as a member of the Board’s Compensation Committee.  Since joining the Board in 2008, Mr. Wheat has been a valuable contributor to the Board and the committees on which he has served.

Dynex's Board does not currently intend to replace Mr. Wheat on the Board and may reduce the size of the Board to six members effective as of the close of business on December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	November 28, 2016	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer